Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 dated June 14, 2024 of Profound Medical Corp. (the Company) of our report dated March 7, 2024, relating to the consolidated financial statements of the Company, which appears in Exhibit 99.3 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading “Auditors, Transfer Agent and Registrar” in the short form base shelf prospectus which forms part of this Registration Statement. We also consent to reference to us under the heading “Interests of Experts” in the Annual Information Form, filed as Exhibit 99.1 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

June 14, 2024